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                                                                     Exhibit 5.1

                                February 3, 2000


Atmel Corporation
2325 Orchard Parkway
San Jose, California 95131

         RE:  REGISTRATION STATEMENT UNDER RULE 462(b)

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (No.333-95101) originally filed by Atmel Corporation (the "Company") with the Securities and Exchange Commission on January 20, 2000, we have examined the Registration Statement to register additional shares under Rule 462(b) to be filed by the Company with the Securities and Exchange Commission on or about February 4, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an additional 750,000 shares of your Common Stock, $0.001 par value (the "Additional Shares"). The Additional Shares are being sold by the Company.

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     Based upon the foregoing, we are of the opinion that the Additional Shares to be registered for sale by the Company have been duly authorized by the Company, and when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof, and any amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ WILSON SONSINI GOODRICH & ROSATI